Webb & Company, P.A.
Certified Public Accountants

April 30, 2008

Purio Inc. (f/k/a AOM Minerals Ltd.)
1048 1685 H Street,
Blaine, Washington 98320

This is to confirm that the client-auditor relationship between Purio Inc. (f/k/a AOM Minerals Ltd.) (Commission File No. 333-142019) and Webb & Company, P.A. has ceased.

Regards,

Webb & Company, P.A.

WEBB & COMPANY, P.A.
Certified Public Accountants

cc: Office of the Chief Accountant
SECPS Letter File
Mail stop 9-5
Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

1501 Corporate Drive, Suite 150 • Boynton Beach, FL 33426
Telephone: (561) 752-1721 • Fax: (561) 734-8562
www.cpawebb.com